Exhibit 99.1

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835
susan.spivak@argolimited.com

Argo Group Reports 2018 First Quarter Results

HAMILTON, Bermuda (May 3, 2018) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three months ended March 31, 2018.

2018 First Quarter Recap

Gross Written Premiums $710.5M ↑ 18.7% from Q1 2017	Combined Ratio 95.8% ↓ 3.3 pts from Q1 2017	Net Investment Income $36.0M ↑ 18.0% from Q1 2017	Adjusted Operating Income $36.5M ↑ 66.7% from Q1 2017	Net Income $24.8M ↓ 32.4% from Q1 2017

“The first quarter reflects the balanced and meaningful approach to growth and profit from our International and U.S. Operations, as well as our investments in people, technology and innovation,” said Argo Group CEO Mark Watson III.  “In addition, investment income continued as a consistent contributor as it grew by 18% over the prior year’s results. This despite the increasingly volatile investment environment experienced through the first months of the year. Through the continuing strategy of disciplined, differentiated underwriting and above-average top-line growth, we feel very positive about the coming quarters and beyond.”

HIGHLIGHTS FOR THE THREE MONTHS
ENDED MAR. 31, 2018:
•     Gross written premiums were up 18.7% to $710.5 million, compared to $598.6 million for the 2017 first quarter. Both the U.S. and International Operations reported growth in gross written premiums compared to the 2017 quarter.

•     Net income was $24.8 million or $0.71 per diluted share, compared to net income of $36.7 million or $1.03 per diluted share for the 2017 first quarter.

Effective January 1, 2018, the Company adopted ASU No. 2016-01, Financial Instruments: Recognition and Measurement of Financial Assets and Liabilities, using a cumulative effect adjustment. This adjustment transferred the unrealized gains and losses as of December 31, 2017, net of tax, on equity securities from accumulated other comprehensive income to retained earnings, resulting in no overall impact to shareholders equity.

In accordance with this accounting standard, in the first quarter of 2018, the Company recognized the change in the fair value of its equity securities since January 1, 2018 as a pre-tax loss of $30.9 million ($24.7 million net of taxes(2) and $0.71 loss per fully diluted share). This amount is included as a component of net realized investment and other losses (gains) on the income statement. Amounts for the comparable 2017 quarter are not presented as a component of net income, as ASU 2016-01 was required to be adopted on a prospective basis.

•     Adjusted operating income(1)(2) was $36.5 million or $1.05 per diluted share, compared to adjusted operating income of $21.9 million or $0.62 per diluted share for the 2017 first quarter. The $14.6 million (66.7%) increase in adjusted operating income is due to improvements in both underwriting and net investment income.

•     The combined ratio was 95.8% compared to 99.1% for the 2017 first quarter. The loss and expense ratios for the quarter were 57.2% and 38.6%, respectively, compared to 58.6% and 40.5% for the 2017 first quarter.

•     Catastrophe losses, net of reinstatement premiums, were $4.3 million compared to $1.8 million in the 2017 quarter.

•      Net favorable prior-year reserve development was $2.0 million compared with adverse development of $6.8 million in the 2017 first quarter. The 2017 quarter was adversely impacted by the Ogden rate change in the U.K. and losses related to Hurricane Matthew.

•     Net investment income increased 18.0% to $36.0 million, compared to $30.5 million for the 2017 first quarter. Alternative investments contributed $8.7 million and $8.3 million for the first quarters of 2018 and 2017, respectively.

•     During the first quarter of 2018, the Company repurchased 314,586 shares of its common stock for $18.6 million.

•     Book value per share was $52.86 at March 31, 2018, down from $53.46 at December 31, 2017, and $52.91 in the 2017 first quarter. The decline since December 31, 2017 is due primarily to the impact of unrealized investment losses on the portfolio in a rising interest rate environment.

Notes

•      On February 20, 2018, the Board of Directors declared a 15% stock dividend, payable March 21, 2018 to all shareholders of record at the close of business on March 7, 2018. Excluding repurchased shares, all references to common shares and related per share amounts have been adjusted to reflect the stock dividend for all periods presented.

•      All references to catastrophe losses are pre-tax, net of reinsurance and estimated reinstatement premiums.

(1) Refer to Non-GAAP Financial Measures below.
(2) At assumed tax rate of 20%

U.S. Operations

•
First quarter 2018 gross written premiums growth of 11.3% versus the 2017 first quarter was driven by Liability, Professional and Specialty lines, reflecting the execution of strategic growth initiatives. Property lines were down compared to the prior year’s first quarter due to planned reductions to exposures in certain classes of business within this line.

•	Net earned premium in the first quarter of 2018 of $262.3 million was up 18.6% from the prior year first quarter, as all business lines increased.

•
The first quarter 2018 loss ratio was 59.5%, compared to 55.6% for the 2017 first quarter.  The higher loss ratio in this year’s first quarter reflects higher catastrophe losses and less favorable development on prior-year loss reserves than the 2017 quarter. The current accident year ex-CAT loss ratio for the 2018 first quarter was 58.3%, compared to 57.6% for the 2017 first quarter. This increase is related to a number of discrete non-CAT, weather related property losses.

•
For the 2018 first quarter, net favorable prior-year reserve development was $1.0 million, compared to net favorable prior-year reserve development of $5.2 million for the 2017 first quarter. The difference is primarily due to less favorable development in certain Liability and Specialty lines versus the prior year.

•	Catastrophe losses for the first quarter of 2018 were $4.3 million primarily due to winter storms in the Northeast compared to catastrophe losses of $0.8 million in the first quarter of 2017.

•
The expense ratio for the 2018 first quarter was 34.4%, compared to 35.0% for the 2017 first quarter. The improvement in the expense ratio reflects the aforementioned 18.6% increase in net earned premiums, partially offset by continued strategic investments in people and technology in support of premium growth, and a modest increase in acquisition costs due in large part to a change in business mix.

•
For the 2018 first quarter, U.S. Operations reported underwriting income of $16.0 million, compared to underwriting income of $20.8 million for the 2017 first quarter. As noted above, the 2018 quarter reflects higher catastrophe losses and less favorable development on prior-year loss reserves than the comparable 2017 quarter.

International Operations

•
Gross written premiums were up 28.1% in the first quarter of 2018 compared to the prior year period. This was driven by increases in Property, Liability and Professional lines, most notably within Lloyd’s syndicate-based insurance, reinsurance and European business platforms. The increase is partially offset by planned reductions in Specialty Lines. In addition, the 2018 first quarter includes three months of premium related to the acquisition of Ariel Re compared to only two months included in the 2017 first quarter.

•
Net premiums earned in the first quarter of 2018 of $152.4 million were down modestly from $158.2 million in the 2017 quarter due to changes in the retained percentage of certain of our insurance and reinsurance businesses versus 2017.

•
The first quarter 2018 loss ratio improved to 52.0% from 61.3% in the 2017 first quarter. The improvement in the loss ratio reflects favorable development on prior-year loss reserves and lower catastrophe losses than the 2017 quarter. As a result, the current accident year ex-CAT loss ratio for the first quarter of 2018 was 53.8%, compared to 54.7% for the 2017 first quarter. This improvement is due in large part to lower loss ratios within our reinsurance business.

•
For the 2018 first quarter, net favorable prior-year reserve development was $2.8 million, compared to adverse prior-year reserve development of $9.6 million in the 2017 first quarter related to the Ogden rate change in the U.K. and losses from Hurricane Matthew.

•	There were no catastrophe losses in the International Operations in the first quarter of 2018 compared to catastrophe losses of $1.0 million in the first quarter of 2017.

•
The expense ratio for the 2018 first quarter was 37.6%, compared to 36.4% for the 2017 first quarter. The increase relates in part to higher acquisition costs associated with syndicate operations and certain strategic investments in support of the aforementioned 28.1% growth in gross written premiums. In addition, the expense ratio increased due to a lower earned premium base mentioned above.

•
For the 2018 first quarter, International Operations reported an improvement in underwriting results generating an underwriting profit of $15.8 million compared to $3.6 million in Q1 2017 due to lower catastrophe losses, favorable reserve development on prior accident years compared to 2017, and an additional month of results from the acquisition of Ariel Re earnings.

CONFERENCE CALL
Argo Group management will conduct an investor conference call starting at 9:30 a.m. EDT (10:30 a.m. ADT) tomorrow, Friday, May 4, 2018.  A live webcast of the conference call can be accessed by visiting https://services.choruscall.com/links/agii180214.html.  Participants in the U.S. can access the call by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the live conference call and can be accessed at https://services.choruscall.com/links/agii180214.html.  A telephone replay of the conference call will be available through May 21, 2018, to callers in the U.S. by dialing (877) 344-7529 (conference # 10117133).  Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10117133).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo Group's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS
This press release may include forward-looking statements, both with respect to Argo Group and its industry, that reflect our current views with respect to future events and financial performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) our ability to implement our business strategy; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of Ariel Re and other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate is based on our then current state of knowledge including explicit and implicit assumptions relating to the pattern of claim development, the expected ultimate settlement amount, inflation and dependencies between lines of business. Our internal capital model is used to consider the distribution for reserving risk around this best estimate and predict the potential range of outcomes. However, due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Argo Group’s ultimate losses will remain within the stated amount.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

NON-GAAP FINANCIAL MEASURES
In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred).  Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.  The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Current accident year ex-CAT combined ratio, as adjusted”, “Current accident year ex-CAT loss ratio, as adjusted”, and “Expense ratio, as adjusted” are internal measures used by the management of the Company to evaluate the performance of it’s underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges, the impact of changes to prior year loss reserves and other non-recurring items.  Although this measure does not replace the combined ratio it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Total return on average investments” is an internal measure used by management of the Company to evaluate the performance of its investment and asset management activities and represents the total of net investment income, net realized gains and losses, and the net change in unrealized gains and losses.  These returns are analyzed as a percentage of the average investments excluding investments managed on behalf of trade capital providers who are third-parties that provide underwriting capital to our Syndicate operations. This measure does not replace net investment income as a measure of return on invested assets.  However, it provides management with an overall view of investment performance.

“Adjusted operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax (at an assumed effective tax rate of 20%) operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items from the calculation of adjusted operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing adjusted operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Adjusted operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average shareholders’ equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized adjusted operating return on average shareholders' equity" is calculated using adjusted operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.  The assumed tax rate is 20%.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2018	2017
	(unaudited)
Assets
Total investments	$4,833.5	$4,742.9
Cash	173.7	176.6
Accrued investment income	24.3	23.5
Receivables	2,787.1	2,691.9
Goodwill and intangible assets	268.7	258.2
Deferred acquisition costs, net	163.9	160.4
Ceded unearned premiums	501.9	399.5
Other assets	388.2	311.0
Total assets	$9,141.3	$8,764.0

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$4,283.6	$4,201.0
Unearned premiums	1,270.1	1,207.7
Ceded reinsurance payable, net	865.2	734.0
Senior unsecured fixed rate notes	139.7	139.6
Other indebtedness	186.4	184.5
Junior subordinated debentures	256.6	256.6
Other liabilities	352.3	220.9
Total liabilities	7,353.9	6,944.3

Total shareholders' equity	1,787.4	1,819.7
Total liabilities and shareholders' equity	$9,141.3	$8,764.0

Book value per common share	$52.86	$53.46

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
	(unaudited)

Gross written premiums	$710.5	$598.6
Net written premiums	367.1	343.4

Earned premiums	414.7	379.4
Net investment income	36.0	30.5
Fee and other income	2.0	3.6
Net realized investment and other (losses) gains:
Net realized investment and other gains	15.2	14.6
Change in fair value of equity securities (1)	(30.9)	—
Net realized investment and other (losses) gains	(15.7)	14.6
Total revenue	437.0	428.1

Losses and loss adjustment expenses	237.2	222.5
Underwriting, acquisition and insurance expenses	160.2	153.6
Interest expense	7.7	5.9
Fee and other expense, net	2.0	4.1
Foreign currency exchange losses (gains)	4.9	(0.7)
Total expenses	412.0	385.4

Income before taxes	25.0	42.7
Income tax (benefit) provision	0.2	6.0
Net income	$24.8	$36.7

Net income per common share (basic)	$0.73	$1.06

Net income per common share (diluted)	$0.71	$1.03

Weighted average common shares:
Basic	33.9	34.6
Diluted	34.7	35.6

(1)
 The new reporting requirements for the change in fair value of equity securities commenced January 1, 2018 due to our adoption of ASU 2016-01. Amounts for the prior period are not presented, as ASU 2016-01 was required to be adopted on a prospective basis.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three months ended
	March 31,
	2018	2017
	(unaudited)

U.S. OPERATIONS
Gross written premiums	$372.8	$335.0
Net written premiums	249.0	217.0
Earned premiums	262.3	221.2

Underwriting income	16.0	20.8
Net investment income	22.6	19.9
Interest expense	(3.9)	(2.7)
Fee (expense) income, net	(0.7)	(0.8)
Net income before taxes	$34.0	$37.2

Loss ratio	59.5%	55.6%
Expense ratio	34.4%	35.0%
GAAP combined ratio	93.9%	90.6%
CAY ex-CAT, Combined Ratio	92.7%	92.6%

INTERNATIONAL OPERATIONS
Gross written premiums	$337.7	$263.6
Net written premiums	118.1	126.4
Earned premiums	152.4	158.2

Underwriting (loss) income	15.8	3.6
Net investment income	8.8	6.6
Interest expense	(2.3)	(2.0)
Fee income (expense), net	0.6	0.1
Net income before taxes	$22.9	$8.3

Loss ratio	52.0%	61.3%
Expense ratio	37.6%	36.4%
GAAP combined ratio	89.6%	97.7%
CAY ex-CAT, Combined Ratio	91.4%	91.1%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three months ended
	March 31,
	2018	2017

U.S. Operations
Loss ratio	59.5%	55.6%
Prior accident year loss development	0.4%	2.4%
Catastrophe losses	-1.6%	-0.4%
Current accident year ex-cats loss ratio	58.3%	57.6%

International Operations
Loss ratio	52.0%	61.3%
Prior accident year loss development	1.8%	-6.0%
Catastrophe losses	0.0%	-0.6%
Current accident year ex-cats loss ratio	53.8%	54.7%

Consolidated
Loss ratio	57.2%	58.6%
Prior accident year loss development	0.5%	-1.8%
Catastrophe losses	-1.0%	-0.4%
Current accident year ex-cats loss ratio	56.7%	56.4%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(in millions)
(unaudited)

	Three months ended
	March 31,
	2018	2017
Net Prior Year Development - (favorable) / unfavorable

US Operations	$(1.0)	$(5.2)
International Operations	(2.8)	9.6
Run-off Lines	1.8	2.4
Total net prior year development	$(2.0)	$6.8

	Three months ended
	March 31,
	2018	2017
Catastrophe losses, net of reinstatement premiums:

US Operations	$4.3	$0.8
International Operations	—	1.0
Total catastrophe losses	$4.3	$1.8

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF EXPENSE RATIOS
(in millions)
(unaudited)

	Three months ended
	March 31,
	2018	2017

Earned premiums	$414.7	$379.4

Underwriting, acquisition and insurance expenses, as reported	160.2	153.6
IT outsourcing costs	-	(4.0)
Ariel Re transaction costs	-	(2.5)
Underwriting, acquisition and insurance expenses, as adjusted	$160.2	$147.1

Expense ratio, as reported	38.6%	40.5%
IT outsourcing costs	0.0%	-1.0%
Ariel Re transaction costs	0.0%	-0.7%
Expense ratio, as adjusted	38.6%	38.8%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING (LOSS) INCOME TO NET INCOME
(in millions)
(unaudited)

	Three months ended
	March 31,
	2018	2017

Net Income	$24.8	$36.7
Add (deduct):
Income tax provision	0.2	6.0
Net investment income	(36.0)	(30.5)
Net realized investment and other losses (gains)	15.7	(14.6)
Fee and other income	(2.0)	(3.6)
Interest expense	7.7	5.9
Fee and other expense	2.0	4.1
Foreign currency exchange losses (gains)	4.9	(0.7)
Underwriting income	$17.3	$3.3

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF ADJUSTED OPERATING INCOME TO NET INCOME
(in millions, except per share amounts)
(unaudited)

	Three months ended
	March 31,
	2018	2017

Net income, as reported	$24.8	$36.7
Provision for income taxes	0.2	6.0
Net income, before taxes	25.0	42.7
Add (deduct):
Net realized investment and other losses (gains)	15.7	(14.6)
Foreign currency exchange losses (gains)	4.9	(0.7)
Adjusted operating income before taxes	45.6	27.4
Provision for income taxes, at assumed rate (1)	9.1	5.5
Adjusted operating income	$36.5	$21.9

Adjusted operating income per common share (diluted)	$1.05	$0.62

Weighted average common shares, diluted	34.7	35.6

(1) At assumed tax rate of 20%.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT INCOME (LOSS) TO NET INCOME
(in millions)
(unaudited)

	Three months ended
	March 31,
	2018	2017

Segment income (loss) before income taxes
U.S. Operations	$34.0	$37.2
International Operations	22.9	8.3
Run-off Lines	(0.7)	(2.5)
Corporate and Other	(10.6)	(15.6)
Realized investment and (losses) other gains	(15.7)	14.6
Foreign currency exchange (losses) gains	(4.9)	0.7
Net income before income taxes	25.0	42.7
Provision for taxes	0.2	6.0
Net income	$24.8	$36.7

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
GROSS WRITTEN PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended			Three months ended
	March 31, 2018			March 31, 2017
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$45.6	$18.4	$34.7	$55.9	$15.0	$29.0
Liability	243.1	170.0	171.9	218.0	154.7	145.8
Professional	47.3	31.8	29.1	33.1	26.2	26.2
Specialty	36.8	28.8	26.6	28.0	21.1	20.2
Total	$372.8	$249.0	$262.3	$335.0	$217.0	$221.2

International Operations	Three months ended			Three months ended
	March 31, 2018			March 31, 2017
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$154.3	$30.7	$58.0	$92.8	$34.0	$60.6
Liability	47.2	25.6	20.1	32.0	17.2	18.6
Professional	46.4	23.3	25.3	36.2	20.5	23.9
Specialty	89.8	38.5	49.0	102.6	54.7	55.1
Total	$337.7	$118.1	$152.4	$263.6	$126.4	$158.2

Consolidated	Three months ended			Three months ended
	March 31, 2018			March 31, 2017
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$199.9	$49.1	$92.7	$148.7	$49.0	$89.6
Liability	290.3	195.6	192.0	250.0	171.9	164.4
Professional	93.7	55.1	54.4	69.3	46.7	50.1
Specialty	126.6	67.3	75.6	130.6	75.8	75.3
Total	$710.5	$367.1	$414.7	$598.6	$343.4	$379.4

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME
ALL SEGMENTS
(in millions)
(unaudited)

	Three months ended
	March 31	March 31
	2018	2017

Net investment income, excluding alternative investments	$27.3	$22.2
Alternative investments	8.7	8.3
Total net investment income	$36.0	$30.5

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions)
(unaudited)

	For the three months ended March 31,
	2018	2017	% Change

Net income	$24.8	$36.7	(32.4%)
Adjusted operating income (a)	36.5	21.9	66.7%

Shareholders' Equity - Beginning of the period	$1,819.7	$1,792.7	1.5%
Shareholders' Equity - End of current period	1,787.4	1,834.6	(2.6%)
Average Shareholders' Equity	$1,803.6	$1,813.7	(0.6%)

Annualized return on average shareholders' equity	5.5%	8.1%
Annualized adjusted operating return on average shareholders' equity	8.1%	4.8%

(a) at assumed 20% tax rate

Note: in connection with the adoption of ASU No. 2016-01, during the first quarter of 2018, the company recorded a pre-tax loss of $30.9 million (after tax loss of  $24.7 million) for the change in fair value of equity securities. As required by the accounting standard, prior year amounts are not restated to reflect this accounting change. Excluding the impact of this accounting change, net income would have been $49.5 million and the related annualized return on average shareholder's equity would be approximately 11.0% compared to 8.1% for the first quarter of 2017.

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